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                                 UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                             -------------------

                                  FORM 8-K

                             -------------------

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported)  December 21, 1995
                                                      --------------------


                             MICHAEL FOODS, INC.
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           (Exact name of registrant as specified in its charter)


                                  DELAWARE
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               (State of other jurisdiction of incorporation)


        0-15568                                             41-1579532
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(Commission File Number)                       (IRS Employer Identification No.)


Suite 324, Park National Bank Bldg.
5353 Wayzata Boulevard
Minneapolis, Minnesota                     55416
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(Address of principal executive offices) (Zip Code)


(Registrant's telephone number, including area code)  (612) 546-1500
                                                     ----------------


                                      N/A
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        (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

       On December 21, 1995, Michael Foods, Inc., a Delaware corporation ("Michael"), and North Star Universal, Inc., a Minnesota corporation ("NSU"), entered into an Agreement and Plan of Reorganization (the "Merger Agreement"), pursuant to which, through a series of transactions, Michael will repurchase and retire a portion of the shares of Michael common stock held by NSU at a negotiated discount to the average market price of Michael common stock prior to the closing of the transactions by assuming NSU's outstanding indebtedness. NSU presently owns 7,354,950 shares, or approximately 38%, of the outstanding Michael common stock. NSU's remaining Michael common stock will then be distributed pro rata to NSU's shareholders. The net debt assumed will be between $25 and $38 million and the price discount will be 8% to 10%, depending on the level of indebtedness assumed by Michael. At the same time, NSU will contribute all of its non-food businesses and assets to a newly formed wholly-owned subsidiary ("Spinco").

       Pursuant to the Merger Agreement, a wholly-owned subsidiary of NSU will be merged with and into Michael (the "Merger"). As a result of the Merger, Michael will become a wholly-owned subsidiary of NSU. Michael will change its name to Michael Foods of Delaware, Inc. and NSU will change its name to Michael Foods, Inc. The Merger has been structured so that it will qualify as a tax free reorganization under Section 368(a) of the Internal Revenue
Code of 1986, as amended.

       Just prior to the Merger, NSU will effect a reverse stock split. After giving effect to the reverse stock split, the aggregate number of shares of NSU common stock outstanding will be equal to the number of shares of Michael common stock then owned by NSU, less the number of shares of Michael common stock repurchased by Michael as part of the transactions.

       The Merger Agreement requires NSU to enter into a Distribution Agreement with Spinco, which provides that immediately following the merger the Spinco common stock will be distributed to NSU shareholders of record prior to the merger. The distribution has been structured so that it will be tax free to the NSU shareholders. Spinco will assume NSU liabilities and indemnify Michael for NSU pre-merger liabilities.

       The closing of the Merger is subject to various conditions, including obtaining a favorable ruling from the Internal Revenue Service and the approval of the Merger and certain other matters by the holders of common stock of both Michael and NSU.

       The Merger Agreement with exhibits and the related press release of Michael and NSU are attached as exhibits to this report and are incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

       (c)  Exhibits

            The following exhibits are filed herewith:

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       EXHIBIT NUMBER      DESCRIPTION
       --------------      -----------

              2 Agreement and Plan of Reorganization by and between Michael Foods, Inc., North Star Universal, Inc. and NSU Merger Co., dated as of December 21, 1995, with exhibits.

             20 Press release of North Star and Michael, issued December 21, 1995, regarding the Merger and Distribution.


                                 SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MICHAEL FOODS, INC.


Dated: December 26, 1995                By:  /s/ John D. Reedy
                                           ------------------------------------
                                           John D. Reedy, Vice President-Finance
                                           Chief Financial Officer and Treasurer

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                                EXHIBIT INDEX

EXHIBIT NUMBER     DESCRIPTION                                             PAGE
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      2            Agreement and Plan of Reorganization by
                   and between Michael Foods, Inc., North
                   Star Universal, Inc. and NSU Merger Co., dated as of December 21, 1995, with exhibits.

     20 Press release of North Star and Michael, issued December 21, 1995, regarding the Merger and Distribution.